                                                                   Exhibit 10.21
                                 PAETEC CORP.

                       1998 INCENTIVE COMPENSATION PLAN
                       --------------------------------

          1.  Preamble.  This document sets forth the terms of the PaeTec Corp.
              --------
1998 Incentive Compensation Plan ("Plan"), which shall become effective as of July 1, 1998, contingent upon the approval of the Plan by the shareholders of PaeTec Corp.

          2.  Purpose.  The purpose of the Plan is to promote the interests of
              -------
the Company by providing current and future employees of the Company and its Subsidiaries with an equity or equity-based interest in the Company, so that the interests of such individuals will be closely associated with the interests of shareholders by reinforcing the relationship between shareholder gains and individual compensation. Pursuant to this Plan, eligible individuals may receive (a) Incentive Stock Options, (b) Non-Qualified Stock Options, and/or (c) Stock Appreciation Rights.

          3.  Eligibility.  Employees of the Company or its Subsidiaries shall
              -----------
be eligible to participate in the Plan. Participants shall be selected by the Committee based upon such factors as the eligible individual's past and potential contributions to the success, profitability, and growth of the Company.

          4.  Definitions.  As used in this Plan,
              -----------

              (a) "Board of Directors" shall mean the Board of Directors of the Company.

              (b) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan in accordance with Paragraph 13.

              (c) "Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

              (d)  "Company" shall mean PaeTec Corp.

              (e) "Disinterested Director" shall mean a member of the Board of Directors who has not, at any time within one year prior to the member's participating in the administration of the Plan, received stock, stock options, stock appreciation rights or any other equity security of the Company pursuant to the Plan or any other plan of the Company or its affiliates.

              (f) "Eligible Individuals" shall mean persons described in Paragraph 3; provided that only employees of the Company shall be eligible for grants of Incentive Stock Options.

              (g) "Incentive Stock Option" shall mean the right granted to an Eligible Individual to purchase Common Stock under this Plan, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Internal Revenue Code Section 422.

              (h) "Market Value per Share" shall mean, at any date, the fair market value per share of the shares of Common Stock, as determined in good faith by the Committee.

              (i) "Non-Qualified Stock Option" shall mean the right granted to an Eligible Individual to purchase Common Stock under this Plan, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Internal Revenue Code Section 422.

              (j) "Optionee" shall mean the Eligible Individual to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or Non-Qualified Stock Option.

              (k) "Option Right" shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Non-Qualified Stock Option.

              (l) "Stock Appreciation Right" or "SAR" shall mean an Eligible Individual's right to receive a payment described in Paragraph 9.

              (m) "Subsidiary" shall mean any corporation in which (at the time of determination) the Company owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

          5.  Shares Available Under the Plan.
              -------------------------------

              (a) The shares of Common Stock which may be made the subject of rights or awards granted pursuant to this Plan may be treasury shares or shares of original issue or a combination of the foregoing.

              (b) Subject to adjustments in accordance with Paragraph 11 of this Plan, the maximum number of shares of Common Stock that may be the subject of Option Rights or Stock Appreciation Rights granted pursuant to this Plan shall be 4,300,000 shares of Common Stock which are made available by virtue of this Plan.

          6.  Grants of Option Rights Generally.  The Committee may, from time
              ---------------------------------
to time and upon such terms and conditions as it may determine, authorize the grant of Option Rights to Eligible Individuals. Each such grant may utilize any or all of the shares of Common Stock authorized under this Plan and shall be subject to all of the limitations, contained in the following provisions:

              (a) Each grant shall specify whether it is intended as a grant of Incentive Stock Options or Non-Qualified Stock Options.

              (b) Each grant shall specify the number of shares of Common Stock to which it pertains.

              (c) Successive grants may be made to the same Eligible Individual whether or not any Option Rights previously granted to such Eligible Individual remain unexercised.

              (d) Upon exercise of an Option Right and subject to approval by the Committee, the entire option price shall be payable (i) in cash, (ii) by the transfer to the Company by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment. Payment may not be made with Common Stock issued to the Optionee by the Company upon his or her prior exercise of an option under this Plan or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the Optionee for at least one year.

              (e) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer designated by the Committee for this purpose and delivered to and accepted by the Eligible Individual and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve.

          7.  Special Rules for Grants of Incentive Stock Options.
              ---------------------------------------------------

              (a) Each grant of Incentive Stock Options shall specify an option price per share not less than the Market Value per Share on the date the Option Right is granted; provided that, if an Incentive Stock Option is granted to any Eligible Individual who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of the Company, or any of its subsidiaries, then the option price per share shall be not less than 110 percent of the Market Value per Share on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

              (b) The duration of each Incentive Stock Option by its terms shall be not more than ten years from the date the option is granted as specified by the Committee.

              (c) The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable earlier than six months after the Optionee commences employment with the Company or one of its subsidiaries, nor later than ten years following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Committee.

              (d) Except as may be provided by the Committee at the time of grant, (i) in the event of the Optionee's termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, and (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of 30 days following a termination of employment for any cause other than death or disability, and for a period of one year following a termination due to death or disability. However, no Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may specified in the option.

              (e) No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market (determined at the time the option is granted) of the stock subject of all post-1986 incentive stock options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. The term "post-1986 incentive stock options" shall mean all rights, which are intended to be "incentive stock options" under the Internal Revenue Code, granted on or after January 1, 1987 under any stock option plan of the Company or its Subsidiaries. If the Company shall ever be deemed to have a "parent," as such term is used for purposes of Section 422 of the Internal Revenue Code, then rights intended to be "incentive stock options" under the Internal Revenue Code, granted after January 1, 1987 under such parent's stock option plans, shall be included with the terms of the definition of "post-1986 incentive stock options".

          8.  Special Rules for Grants of Non-Qualified Stock Options.
              -------------------------------------------------------

              (a) Except as may be provided by the Committee at the time of grant, (i) in the event of the Optionee's termination of employment due to death or disability, rights to exercise Non-Qualified Stock Options that are exercisable as of the date of termination shall remain exercisable for one year following termination, (ii) in the event of the Optionee's termination of employment due to any other reason, the rights to exercise Non-Qualified Stock Options that are exercisable as of the date of termination shall remain exercisable for 30 days following termination, and (iii) the right to exercise Non-Qualified Stock Options that are not exercisable as of the date of termination shall be forfeited. Notwithstanding the foregoing, the Committee may, at any time, extend the time within which a Non-Qualified Stock Option may be exercised.

              (b) The Company shall not issue stock certificates to an Optionee who exercises a Non-Qualified Stock Option, unless payment of the required lawful withholding taxes has been made to the Company by check, payroll deduction or other arrangements satisfactory to the Committee.

          9.  Stock Appreciation Rights.
              -------------------------

              (a) The Committee may, from time to time, authorize the grant of Stock Appreciation Rights (SARs) to Eligible Individuals. The Committee may grant SARs in "tandem" with Option Rights, independent of Option Rights, or in any combination of these forms of SARs. The Committee shall have complete discretion in determining the number of SARs granted and in determining the terms and conditions pertaining to such SARs; provided, however, that in no event shall any SAR become exercisable within six months of its grant nor shall any SAR be granted for a term of more than ten years.

              (b) SARs granted in "tandem" with Option Rights may be exercised for all or part of the shares of Common Stock subject to the related Option Right upon the surrender of the right to exercise the equivalent portion of the related Option Right. A "tandem" SAR may be exercised only with respect to the Shares for which its related Option Right is then exercisable. Notwithstanding any other provision of this Plan to the contrary, with respect to an SAR granted in "tandem" with an Incentive Stock Option:

                   (i) the SAR will expire no later than the expiration of the underlying Incentive Stock Option;

                   (ii) the value of the payout with respect to the SAR may be for no more than 100 percent of the difference between the option price of the underlying Incentive Stock Option and the fair market value of the shares subject to the underlying Incentive Stock Option at the time the SAR is exercised; and

                   (iii) the SAR may be exercised only when the fair market
                         value of the shares subject to the Incentive Stock Option exceeds the option price of the Incentive Stock Option.

              (c) Each SAR grant shall be evidenced by a written agreement that shall contain such terms and conditions as the Committee shall determine.

              (d) Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                   (i) The excess (if any) of the Market Value per Share on the date of exercise over the Market Value per Share on the date the SAR was granted; by

                   (ii) The number of shares of Common Stock with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

              (e) Each SAR award agreement shall set forth the rights of the Participant following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee and shall be included in the award agreement entered into with Participants, and need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination of employment.

          10. Transferability.  No Option Right shall be transferable by an
              ---------------
Optionee other than by will or the laws of descent and distribution. Option Rights shall be exercisable during the Optionee's lifetime only by the Optionee. Other rights granted pursuant to this Plan shall not be subject to assignment, alienation, lien, transfer, sale or exchange.

          11. Adjustments.  The Committee may make or provide for such
              -----------
adjustments in the maximum numbers of shares of Common Stock specified in Paragraph 5 of this Plan, in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Eligible Individuals that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

          12. Fractional Shares.  The Company shall not be required to issue any
              -----------------
fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

          13. Administration of the Plan.
              --------------------------

              (a) This Plan shall be administered by the Committee, which shall consist of not less than three Disinterested Directors. No right shall be granted under this Plan to any member of the Committee so long as membership continues.

              (b) The Committee shall have the power to interpret and construe any provision of this Plan. The interpretation and construction by the Committee of any provision of this Plan or of any agreement evidencing the grant of rights hereunder, and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, shall be final and binding. No member of the Committee shall be liable for any such action or determination made in good faith.

              (c) Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the exercise of any right granted hereunder (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Securities Exchange Act of 1934, as may be amended from time to time, or any successor statute.

          14. Amendments, Termination, Etc.
              -----------------------------

              (a) This Plan may be amended from time to time by resolutions of the Board of Directors, provided that no such amendment shall (i) increase the maximum number of shares of Common Stock specified in Paragraph 5 of this Plan (except that adjustments authorized by Paragraph 11 of this Plan shall not be limited by this provision), or (ii) change the definition of "Eligible Individuals", without further approval by the shareholders of the Company.

              (b) The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this Plan. In the event of such cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms and conditions as, under this Plan, would have been applicable had the canceled Option Rights not been granted.

              (c) In the case of any Option Right not immediately exercisable in full, the Committee in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Paragraph 7(c).

              (d) Notwithstanding any other provision of the Plan to the contrary, (i) the Plan may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this Plan after June 30, 2008.

                                                                   Exhibit 10.21
                                                                     (Continued)

                                 AMENDMENT #1


                                 PAETEC CORP.

                       1998 INCENTIVE COMPENSATION PLAN
                       --------------------------------



          This sets forth Amendment #1 to the Paetec Corp. 1998 Incentive Compensation Plan, effective as of July 1, 1998 ("Plan"). Effective as of July 1, 1999, the Plan shall be amended as follows:

          1. Section 4 of the Plan shall be amended by deleting current subsection 4(e) and by redesignating subsequent subsections of Section 4.

          2. Subsection 4(e) (formerly subsection 4(f)) shall be clarified to provide in its entirety as follows:

          "Eligible Individuals" shall mean persons described in Paragraph 3; provided that only individuals who are employees of the Company or its Subsidiaries shall be eligible for grants of Incentive Stock Options.

          3. Subsection 5(b) of the Plan shall be amended to increase the number of shares of Common Stock available by virtue of the Plan from 4,300,000 shares to 4,500,000 shares.

          4. The first sentence of subsection 7(c) of the Plan shall be amended and restated to provide in its entirety as follows:

     The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable earlier than six months, nor later than ten years, following the date the option is granted.

          5. Section 8 of the Plan shall be amended by adding a new subsection 8(c) to the Plan. New subsection 8(c) shall provide in its entirety as follows:

               (c) The Committee shall establish the time or times within the option period when the Non-Qualified Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Non-Qualified Stock Options shall not be exercisable earlier than six months, nor later than ten years, following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Committee.

          6. Subsection 13(a) of the Plan shall be amended and restated to provide in its entirety as follows:

          This Plan shall be administered by the Committee, which shall consist of such number of persons as the Board of Directors shall determine.

          Executed this 20th day of August 1999.




                                     PAETEC CORP.


                                  By: /s/ Arunas A. Chesonis
                                     -----------------------------

                                                                   Exhibit 10.21
                                                                     (Continued)

                                 AMENDMENT #2

                                 PAETEC CORP.

                       1998 INCENTIVE COMPENSATION PLAN
                       --------------------------------

          This sets forth Amendment #2 to the PaeTec Corp. 1998 Incentive Compensation Plan, established effective as of July 1, 1998 ("Plan"). Effective as of February 28, 2000, the Plan shall be amended as follows:

          1. Paragraph 2 of the Plan shall be amended by adding two new sentences at the end of Paragraph 2 to provide as follows:

          In addition, pursuant to this Plan, eligible individuals who receive and exercise options to acquire shares of common stock of a Subsidiary pursuant to any stock-based incentive compensation plan maintained by the Subsidiary, and who exchange shares so acquired for shares of Common Stock pursuant to a grant or exchange agreement to which the Company is a party, shall be issued shares of Common Stock pursuant to this Plan to the extent provided in such grant or exchange agreement and ratified by the Committee. Shares of Common Stock acquired in the manner described in the preceding sentence shall be referred to in this Plan as "Exchange Shares."

          2. Paragraph 5(b) of the Plan shall be amended and restated to provide in its entirety as follows:

              (b) Subject to adjustment in accordance with Paragraph 5(c) and Paragraph 11 of this Plan, the maximum number of shares of Common Stock that may be the subject of Option Rights or Stock Appreciation Rights granted pursuant to this Plan shall be 5,300,000 shares of Common Stock, in the aggregate, which are made available by virtue of this Plan.

          3. A new Paragraph 5(c) shall be added to the Plan and shall provide in its entirety as follows:

              (c) Notwithstanding the number of shares of Common Stock made available by virtue of this Plan in accordance with Paragraph 5(b), until such time as shares of Common Stock are actively traded on an established securities market, the number of shares of Common Stock available under this Plan shall be reduced to reflect the number of stock options and warrants granted under any stock-based incentive compensation plan adopted by any Subsidiary ("Subsidiary Option Plan"). The reduction in the number of shares that may be granted under this Plan will be determined as follows:

          (i) At any time that options are to be granted under a Subsidiary Option Plan, the fully diluted fair market value of a share of Common Stock (taking into account the consideration to be received by the Company from the exercise of options and warrants outstanding at the time of such valuation), and the portion of such fair market value that is attributable to the Subsidiary that is proposing to issue options under a Subsidiary Option Plan (expressed as a fully diluted fair market value per share of the Subsidiary, taking into account the consideration to be received by the Subsidiary from the exercise of outstanding options and warrants issued by the Subsidiary), shall be established based upon the latest determination made by the Subsidiary Committee (as defined below) as to the relative enterprise values of the Company and of the Subsidiary (which determination in no event shall be earlier than three months preceding the applicable option grant date). The Subsidiary Committee shall make such determination in its good faith, reasonable judgment (it being understood that, until Common Stock becomes publicly-traded, the Subsidiary Committee may consider the per share purchase price in the latest private placement by the Company of its capital stock in determining the enterprise values of the Company and its Subsidiaries) and, to the extent the Subsidiary Committee deems appropriate or desirable, upon consultation with the Company's independent financial advisors. The determination of the Subsidiary Committee shall be ratified by the members of the Committee. In the event that the "CCS Group Director" (as such term is defined in the Stockholders Agreement dated September 9, 1999, by and among the Company, Arunas A. Chesonis, Jeffrey Sudikoff, the Christopher E. Edgecomb Living Trust and former stockholders of Campuslink Communications Systems, Inc.defined in the June 4 Agreement and Plan of Reorganization by and among the Company, PaeTec Merger Corp. and Campuslink Communications Systems, Inc., as amended) does not objects to the Subsidiary Committee's determination concerning the respective enterprise values of the Company and/or the Subsidiary within sixty (60) days of his receipt of information regarding the exercise price for the option in question and the conversion rate between Subsidiary shares and shares of Common Stock then in effect, the Subsidiary Committee's, the Committee and the CCS Group Director shall discuss and resolve in good faith the objections raised by the CCS Group Director. determination in respect of such option shall conclusively be deemed reasonable for purposes of this paragraph. As used herein, the term "Subsidiary Committee" refers to a committee designated by the Board of Directors of the Subsidiary to establish the exercise prices of options granted under the Subsidiary Option Plan, and the conversion rate between shares of such Subsidiary issued under its Subsidiary Option Plan and shares of Common Stock issuable upon conversion thereof.

          (ii) Based on the valuations determined in accordance with the preceding subparagraph (i), a number of shares will be subtracted from the 5,300,000 shares of Common Stock available under the Plan upon the grant of options under a Subsidiary Option Plan, calculated as follows:

                    Reduction Amount = (SOG x SSFMV) / PTFMV

                              where,

                         SOG  =    number of shares with respect to which
                                   options are being granted by the Subsidiary under the Subsidiary Option Plan

                         SSFMV = fully diluted fair market value per share of the Subsidiary at the time of the option grant

                         PTFMV = fully diluted fair market value per share of Common Stock at the time of the option grant

          (iii) In the event an individual acquires shares of common stock of a Subsidiary under the Subsidiary Option Plan, which shares were previously included in a calculation described in subparagraphs 5(c)(i) and (ii), and then exchanges some or all of the acquired shares for shares of Common Stock pursuant to a stock option grant or exchange agreement among the Company, the Subsidiary and the individual ("Grant Agreement"), the actual number of shares of Common Stock received in the exchange (which number shall be determined pursuant to the Grant Agreement and ratified by the Committee) shall be compared to the product of (A) the total "Reduction Amount" determined for all shares of common stock of the Subsidiary included in the applicable calculation described in subparagraphs 5(c)(i) and (ii), times (B) a fraction, the numerator of which is the number of shares of common stock of the Subsidiary surrendered in the exchange, and the denominator of which is the total number of shares of common stock of the Subsidiary included in the applicable calculation described in subparagraphs 5(c)(i) and (ii). If the actual number of shares of Common Stock received in the exchange is greater than the product described in the foregoing sentence, the number of shares of Common Stock available under this Paragraph 5 shall be further decreased by the difference. If the actual number of shares of Common Stock received in the exchange is less than such product, the number of shares of Common Stock available under this Paragraph 5 shall be increased by the difference.

          (iv) In the event that any options under a Subsidiary Option Plan expire or terminate for any reason without being exercised, the number of shares issuable under the Plan shall be adjusted as if such unexercised options had never been granted.

          (v) At such time as shares of Common Stock are actively traded on an established securities market, (A) no adjustments shall be required pursuant to subparagraphs 5(c)(i) and (ii) with respect to any subsequent option or other grant pursuant to any Subsidiary Option Plan, (B) no adjustment shall be required pursuant to subparagraph 5(c)(iii) with respect to any subsequent exchange of shares of the applicable Subsidiary for shares of Common Stock, and (C) Exchange Shares subsequently issued by the Company, but not previously the subject of any adjustment under this Paragraph 5(c), shall reduce the number of shares of Common Stock available pursuant to Paragraph 5(b) on an one-for-one basis.

          4. A new Paragraph 9A shall be added to the Plan and shall provide in its entirety as follows:

                9A  Exchange Shares.  The Committee shall be cause the Company
                    ---------------
          to issue (pursuant to this Plan) such number of Exchange Shares necessary to satisfy the Company's obligations under individual stock option grant or exchange agreements entered into by and among the Company, a Subsidiary and an employee of a Subsidiary (pursuant to a Subsidiary Option Plan, as defined in Paragraph 5(c)), pursuant to which grant or exchange agreement an optionee acquires shares of common stock of a Subsidiary and seeks to dispose of the acquired shares through an exchange of the acquired shares with the Company for shares of Common Stock.


          Executed this 28th day of February 2000.


                                    PAETEC CORP.


                                    By: /s/ Arunas A. Chesonis
                                       ---------------------------